                                                                  Exhibit 23.1

             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the 1996 Stock Plan, 1998 Employee Stock Purchase Plan and the Non-Qualified Stock Option Agreements of IA Corporation I of our report dated January 27, 1999 with respect to the financial statements and schedule of IA Corporation I included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                                /s/ Ernst & Young LLP

Walnut Creek, California
March 29, 1999